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                                                Registration No. 333-56117
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 As filed with the Securities and Exchange Commission on December 21, 1999.


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                                RAYTHEON COMPANY
               (Exact name of issuer as specified in its charter)

              DELAWARE                           95-1778500
(State or other jurisdiction of       (I.R.S. Employer Identification No.)
 incorporation or organization)

                141 Spring Street, Lexington, Massachusetts 02421
               (Address of Principal Executive Offices) (Zip Code)

                      Raytheon Savings and Investment Plan
                  Raytheon Employee Savings and Investment Plan
         Raytheon Savings and Investment Plan for Puerto Rico Employees
                          Raytheon Excess Savings Plan
                       Raytheon Deferred Compensation Plan
                            (Full title of the plans)

                                 THOMAS D. HYDE
              Senior Vice President, Secretary and General Counsel
                                RAYTHEON COMPANY
                                141 Spring Street
                         Lexington, Massachusetts 02421
                                 (781) 862-6600
                     (Name and Address of Agent for Service)


                                EXPLANATORY NOTE

         This  Post-Effective  Amendment No. 1 to the Registration  Statement on
Form  S-8,  previously  filed  on  June  5,  1998  (the  "Initial   Registration
Statement"), is being filed solely for the purpose of adding the "Raytheon Excess Savings Plan" and the "Raytheon Deferred Compensation Plan" to the list of employee benefit plans pursuant to which participants may purchase shares of Raytheon Company stock. All of the shares offered hereunder were previously registered under the Initial Registration Statement, and no additional shares are being registered hereby.
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                                       2

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     The following documents filed with the SEC by Raytheon Company (the "Company" or the "Registrant") and the Plans are hereby incorporated by reference in this Registration Statement:

     (1) The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended April 4, 1999, July 4, 1999 and October 3, 1999;

     (2) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, as amended by Form 10-K/A filed with the SEC on July 1, 1999; and

     (3) The description of the Company's Class B Common Stock set forth in the Company's registration statement on Form 8-A dated December 11, 1997 and Form 8A/A dated December 17, 1997.

     In addition, all documents subsequently filed by the Registrant and the Plans pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all of such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained herein or in a document, all or a portion of which is incorporated or deemed to be incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document or portion thereof which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.  Exhibits

         The following exhibits are part of this Registration Statement:

     4.1 Raytheon Company Restated Certificate of Incorporation, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.*

     4.2 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference.*

     4.3  Raytheon Savings and Investment Plan.*

     4.4 Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees.*+
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                                       3

     4.5  Raytheon Employee Savings and Investment Plan.*

     4.6 Raytheon Savings and Investment Plan for Specified Puerto Rico Employees.*

     4.7  E-Systems Employee Savings Plan.*+

     4.8  Raytheon TI Systems Savings Plan.*+

     4.9  Raytheon Salaried Savings and Investment Plan.*+

     4.10 Raytheon California Hourly Savings and Investment Plan.*+

     4.11 Raytheon Tucson Bargaining Savings and Investment Plan.*+

     4.12 Raytheon Savings and Investment Plan (10014).*+

     4.13 Raytheon Excess Savings Plan.

     4.14 Raytheon Deferred Compensation Plan.

     5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.*

     5.2 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan.*

     5.3 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees.*

     5.4 Internal Revenue Service determination letter in respect of the Raytheon Employee Savings and Investment Plan.*

     5.5 Internal Revenue Service determination letter in respect of the E-Systems Employee Savings Plan.*

     5.6 An undertaking that the Registrant will submit the Raytheon Salaried Savings and Investment Plan, Raytheon California Hourly Savings and Investment Plan, Raytheon Tucson Bargaining Savings and Investment Plan and Raytheon Savings and Investment Plan (10014) to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plans.*

     23.1 Consent of John W. Kapples, Esq. (included in Exhibit 5.1).*

     23.2 Consent of PricewaterhouseCoopers L.L.P.

     24 Power of Attorney (included on the signature page of the Registration Statement).

     *    Filed with the Initial Registration Statement.

     + Exhibit 4.4 and Exhibits 4.7 through 4.12 have been consolidated into the Raytheon Savings and Investment Plan and the Raytheon Employee Savings and Investment Plan since the filing of the Initial Registration Statement.
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                                       4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on this 15th day of December, 1999.

                                    RAYTHEON COMPANY

                            By:   /s/ Thomas D. Hyde
                                      Thomas D. Hyde
                            Senior Vice President, Secretary and
                                 General Counsel

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EXHIBIT 24

                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints Thomas D. Hyde and Franklyn A. Caine, and each of them singly, acting alone and without the other, his/her true and lawful attorney-in-fact with the authority to execute in the name of each such person, and to file with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, any and all amendments (including without limitation post-effective amendments) to this Registration Statement on Form S-8 necessary or advisable to enable the Registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations, and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the Registration Statement as the aforesaid attorney-in-fact executing the same deems appropriate.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                        Title                              Date

                           Chairman of the Board of            December 15,1999
/s/ Daniel P. Burnham     Directors and Chief Executive
    Daniel P. Burnham   Officer (Principal Executive Officer)
                               and Director

/s/ Frank lyn A. Caine   Vice President and Chief Financial   December 15, 1999
    Franklyn A. Caine   Officer (Principal Financial Officer)

/s/ Michele C. Heid      Vice President and Corporate         December 15, 1999
    Michele C. Heid    Controller (Principal Accounting
                                Officer)

/s/ Barbara M. Barrett            Director                    December 15, 1999
    Barbara M. Barrett

/s/ Ferdinand Colloredo-Mansfeld  Director                    December 15, 1999
    Ferdinand Colloredo-Mansfeld

/s/ John M. Deutch                Director                    December 15, 1999
    John M. Deutch

/s/ Thomas E. Everhart            Director                    December 15, 1999
    Thomas E. Everhart

/s/ John R. Galvin                Director                    December 15, 1999
    John R. Galvin

/s/ L. Dennis Kozlowski           Director                    December 15, 1999
    L. Dennis Kozlowski

/s/ James N. Land, Jr.            Director                    December 15, 1999
    James N. Land, Jr.

/s/ Henrique de Campos Meirelles  Director                    December 15, 1999
    Henrique de Campos Meirelles

/s/ Thomas L. Phillips            Director                    December 15, 1999
    Thomas L. Phillips

/s/ Dennis J. Picard              Director                    December 15, 1999
    Dennis J. Picard

/s/ Warren B. Rudman              Director                    December 15, 1999
    Warren B. Rudman

/s/ William R. Spivey             Director                    December 15, 1999
    William R. Spivey

/s/ Alfred M. Zeien               Director                    December 15, 1999
    Alfred M. Zeien

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                                  Exhibit Index

 Exhibit No.                Description of Documents

     4.1 Raytheon Company Restated Certificate of Incorporation, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, is hereby incorporated by reference.*

     4.2 Raytheon Company Amended and Restated By-Laws, heretofore filed as an exhibit to the Registrant's Annual Report on Form 10-K for the year ended December 31, 1997, are hereby incorporated by reference.*

     4.3  Raytheon Savings and Investment Plan.*

     4.4 Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees.*+

     4.5  Raytheon Employee Savings and Investment Plan.*

     4.6 Raytheon Savings and Investment Plan for Specified Puerto Rico Employees.*

     4.7  E-Systems Employee Savings Plan.*+

     4.8  Raytheon TI Systems Savings Plan.*+

     4.9  Raytheon Salaried Savings and Investment Plan.*+

     4.10 Raytheon California Hourly Savings and Investment Plan.*+

     4.11 Raytheon Tucson Bargaining Savings and Investment Plan.*+

     4.12 Raytheon Savings and Investment Plan (10014).*+

     4.13 Raytheon Excess Savings Plan.

     4.14 Raytheon Deferred Compensation Plan.

     5.1 Opinion of John W. Kapples, Esq. as to the legality of the securities being registered.*

     5.2 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan.*

     5.3 Internal Revenue Service determination letter in respect of the Raytheon Savings and Investment Plan for Specified Hourly Payroll Employees.*

     5.4 Internal Revenue Service determination letter in respect of the Raytheon Employee Savings and Investment Plan.*

     5.5 Internal Revenue Service determination letter in respect of the E-Systems Employee Savings Plan.*

     5.6 An undertaking that the Registrant will submit the Raytheon Salaried Savings and Investment Plan, Raytheon California Hourly Savings and Investment Plan, Raytheon Tucson Bargaining Savings and Investment Plan and Raytheon Savings and Investment Plan (10014) to the Internal Revenue Service in a timely manner and will make all changes required by the Internal Revenue Service in order to qualify such plans.*

     23.1 Consent of John W. Kapples, Esq. (included in Exhibit 5.1).*

     23.2 Consent of PricewaterhouseCoopers L.L.P.

     24 Power of Attorney (included on the signature page of the Registration Statement).

     *    Filed with the Initial Registration Statement.

     + Exhibit 4.4 and Exhibits 4.7 through 4.12 have been consolidated into the Raytheon Savings and Investment Plan and the Raytheon Employee Savings and Investment Plan since the filing of the Initial Registration Statement.